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                                                                    Exhibit 14.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 12, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Report to Shareholders of SR&F International Portfolio and Stein Roe International Fund, and our report dated December 13, 2001, relating to the financial statements and financial highlights appearing in the October 31, 2001 Annual Report to Shareholders of Liberty Newport International Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information of Stein Roe International Fund dated February 1, 2002, and under the heading "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information of Liberty Newport International Equity Fund dated March 1, 2002, all of which have also been incorporated by reference into the Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2002